Exhibit 23-b

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333- _____) of SBC Communications Inc. of our report dated May 16, 2003 relating to the financial statements of the DonTech Profit Participation Plan, which appears in the Annual Report of SBC Communications Inc. on Form 11-K for the year ended December 31, 2002.



PricewaterhouseCoopers LLP

Chicago, Illinois
December 8, 2003